Exhibit 10.73

CERTIFICATE OF GRANT

Deferred Stock Unit Award

This certifies that the Participant:

[NAME]

has been granted the deferred stock units (“DSUs”) described in this Certificate of Grant.

Number of DSUs:

[•]

Date of Grant: [•]	Participant Account Number: [•]

Grant Number: [•]

This Deferred Stock Unit Award is subject to the terms and conditions of the ARAMARK Holdings Corporation 2013 Stock Incentive Plan (the “Plan”), this Certificate of Grant and the attached Deferred Stock Unit Award (the “Award”). Capitalized terms used in this Certificate of Grant that are not defined shall have the same meanings as in the Award and the Plan.

ARAMARK HOLDINGS CORPORATION

2013 STOCK INCENTIVE PLAN

FORM OF DEFERRED STOCK UNIT AWARD

THIS AWARD (this “Award”) between ARAMARK HOLDINGS CORPORATION, a Delaware corporation (the “Company”), and the Participant set forth on the certificate of grant (the “Certificate of Grant”) attached to this Agreement (the “Participant”) is made as of the Date of Grant set forth on the Certificate of Grant (the “Grant Date”). All capitalized terms not defined herein shall have the meaning set forth in the ARAMARK Holdings Corporation 2013 Stock Incentive Plan (the “Plan”).

WHEREAS, the Company, acting through the Committee (as such term is defined in the Plan) with the consent of the Company’s Board of Directors (the “Board”) determined that it is in the best interests of the Company to grant to the Participant on the Grant Date, under the Plan, an Award of a number of deferred stock units on the terms and subject to the conditions set forth in this Award, the Plan and the Certificate of Grant.

NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained in this Award, the parties hereto hereby agree as follows:

1. Grant of DSUs

Effective on the Grant Date, the Company hereby grants the number of Deferred Stock Units (“DSUs”) listed on the attached Certificate of Grant to the Participant, on the terms and conditions hereinafter set forth. This grant is made pursuant to and subject to the terms of the Plan. Capitalized terms not otherwise defined in this Award shall have the meaning ascribed to them in the Plan.

2. Vesting and Payment of Shares

(a) Subject to Participant’s continued service on the Board of Directors of the Company, the DSUs will become vested on the first anniversary of the Grant Date (the “Vesting Date”). In the event Participant’s service on the Board of Directors of the Company ceases for any reason prior to the Vesting Date, all unvested DSUs granted hereunder shall be cancelled without consideration. Subject to Section 2(c) below, the Company shall, subject to the terms and conditions of this Award, transfer to the Participant a number of shares of Common Stock (“Shares”) equal to the number of vested DSUs granted to the Participant under this Award on the first day of the seventh month after the date on which Participant ceases to serve as a member of the Board of Directors of the Company (in whole Shares only with the Participant receiving a cash payment equal to the Fair Market Value of any fractional Share on or about the transfer date).

(b) Subject to Section 2(c) below, in the event of a Change of Control, Shares equal to all outstanding DSUs (whether vested or unvested) hereunder shall be distributed to the Participant immediately prior to the Change of Control; provided that the Committee may determine that, in lieu of Shares and/or fractional Shares, the Participant shall receive a cash payment equal to the Fair Market Value of such Shares (or fractional Shares, as the case may be) on such Change of Control.

(c) Upon each transfer of (or cash payment in lieu of) Shares in accordance with Sections 2(a) or 2(b) of this Award, DSUs with respect to which Shares have been transferred hereunder shall be extinguished.

3. Dividends

If on any date while DSUs are outstanding hereunder the Company shall pay any dividend on the Shares (other than a dividend payable in Shares), the number of DSUs granted to the Participant shall, as of such dividend payment date, be increased by a number of DSUs equal to: (a) the product of (x) the number of DSUs held by the Participant as of the related dividend record date, multiplied by (y) a dollar amount equal to the per Share amount of any cash dividend (or, in the case of any dividend payable in whole or in part other than in cash or Shares, the per Share value of such dividend, as determined in good faith by the Committee), divided by (b) the Fair Market Value of a Share on the payment date of such dividend. In the case of any dividend declared on Shares that is payable in the form of Shares, the number of DSUs granted to the Participant shall be increased by a number equal to the product of (I) the aggregate number of DSUs that have been held by the Participant through the related dividend record date, multiplied by (II) the number of Shares (including any fraction thereof) payable as a dividend on a Share. Shares shall be transferred with respect to all additional DSUs granted pursuant to this Section 3 at the same time as Shares are transferred with respect to the DSUs to which such additional DSUs were attributable, as set forth in Section 2 above.

4. Adjustments Upon Certain Events

In the event of any event described in Section 12 of the Plan, the DSUs shall be adjusted pursuant to the terms thereof; provided that such adjustment shall be consistent with the requirements of Section 409A of the Code.

5. No Right to Continued Service as a Director

Neither the Plan nor this Award shall be construed as giving the Participant the right to continue to serve as a director of the Company. Further, the Company may at any time cease to nominate the Participant for reelection to the Board, free from any liability or any claim under the Plan or this Award, except as otherwise expressly provided herein.

6. No Acquired Rights

In participating in the Plan, the Participant acknowledges and accepts that the Committee or the Board has the power to amend or terminate the Plan at any time and that the opportunity given to the Participant to participate in the Plan is entirely at the discretion of the Committee or the Board and does not obligate the Company or any of its Affiliates to offer such participation in the future (whether on the same or different terms).

7. No Rights of a Shareholder

The Participant shall not have any rights as a shareholder of the Company until the Shares in question have been registered in the Company’s register of shareholders.

8. Transferability

DSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance not permitted by this Section 8 shall be void and unenforceable against the Company or any Affiliate.

9. Choice of Law

THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THE PARTICIPANT’S RIGHTS WITH RESPECT TO THE DSUs SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

10. DSUs Subject to Plan

All DSUs are subject to the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

11. Section 409A

The provisions of Section 14(v) of the Plan are hereby incorporated by reference and made a part hereof.

Name: [Participant]

Date: [Acceptance Date]

[Note: Grant will be accepted electronically.]